SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐ Soliciting Material Pursuant to Rule 14a-12

AMKOR TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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1900 South Price Road
Chandler, Arizona 85248
July 26, 2005
To our Stockholders:
      You are cordially invited to attend the Annual Meeting of Stockholders of Amkor Technology, Inc. The Annual Meeting will be held on Wednesday, August 24, 2005 at 11:00 a.m., at Wyndham Suites Valley Forge, 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, telephone number (610) 647-6700.
      The actions expected to be taken at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.
      We also encourage you to read the Annual Report. It includes information about our company, as well as our audited financial statements. A copy of our Annual Report was previously sent to you or is included with this Proxy Statement.
      Please use this opportunity to take part in the affairs of Amkor by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.
      We look forward to seeing you at the Annual Meeting.

Sincerely,

James J. Kim
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on August 24, 2005
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
BOARD MEETINGS & COMMITTEES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
NAMED EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
OPTION GRANTS IN FISCAL 2004
YEAR-END OPTION VALUES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
STOCK PERFORMANCE GRAPH
ANNUAL REPORT ON FORM 10-K/A

AMKOR TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on August 24, 2005
Dear Amkor Stockholder:
      On Wednesday, August 24, 2005, Amkor Technology, Inc., a Delaware corporation, will hold its 2005 Annual Meeting of Stockholders at The Wyndham Suites Valley Forge, located at 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, telephone number (610) 647-6700. The meeting will begin at 11:00 a.m.
      Only stockholders who held stock at the close of business on June 30, 2005 can vote at this meeting or any adjournments that may take place. At the meeting we will:
      1. Elect the board of directors.
      2. Approve the ratification of the appointment of our independent accountants for 2005.
      3. Attend to other business properly presented at the meeting.
Your Board of Directors recommends that you vote in favor of the two proposals outlined in this proxy statement.
      The approximate date of mailing for this proxy statement and card is July 29, 2005.

THE BOARD OF DIRECTORS
July 26, 2005
Chandler, Arizona
YOUR VOTE IS IMPORTANT
To assure your representation at the annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

AMKOR TECHNOLOGY, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
      This proxy statement is furnished in connection with the solicitation by the Board of Directors of Amkor Technology, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, August 24, 2005, at 11:00 a.m., and at any adjournment that may take place.
      The Annual Meeting will be held at The Wyndham Suites Valley Forge, located at 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, telephone number (610) 647-6700. Our principal executive offices are located at 1900 South Price Road, Chandler, Arizona 85248, telephone number (480) 821-5000.
      We intend to mail definitive copies of these proxy materials on or about July 29, 2005 to stockholders of record who held our common stock on June 30, 2005.
      The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.
      Q: What may I vote on?

A: (1)	The election of nine nominees to serve on our Board of Directors;
         AND

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2005.
      Q: How does the Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR each of the nominees and FOR the appointment of PricewaterhouseCoopers LLP as independent accountants for 2005.
      Q: Who is entitled to vote?

A:	Stockholders as of the close of business on June 30, 2005 (the “Record Date”) are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. As of the Record Date, 176,714,357 shares of Amkor’s common stock were issued and outstanding and held by 223 holders of record (including shares held in “street name”).
      Q: How do I vote?

A:	You may vote in person at the Annual Meeting or by signing and dating each proxy card you receive and returning it in the prepaid envelope.
      Q: How can I change my vote or revoke my proxy?

A:	You have the right to revoke your proxy and change your vote at any time before the meeting by notifying Amkor’s Secretary, Joanne Solomon, c/o Amkor Technology, Inc., 1900 South Price Road, Chandler, Arizona 85248, by returning a later-dated proxy card, by voting in person at the meeting or by mailing a written notice of revocation to the attention of Amkor’s Secretary.
      Q: What does it mean if I get more than one proxy card?

A:	It means you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

      Q: What is a “quorum”?

A:	A “quorum” is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and action to be validly taken. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A withheld vote is the same as an abstention. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be counted as present or represented for purposes of determining whether stockholder approval of that matter has been obtained but will be counted for purposes of establishing a quorum.
      Q: Who can attend the annual meeting?

A:	All stockholders as of the Record Date can attend. For stockholders of record, government-issued picture identification will be required to enter the meeting. If your shares are held of record in the name of a broker or other nominee, please bring proof of share ownership with you to the Annual Meeting as well as your government-issued picture identification. A copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) will serve as proof of share ownership. Individuals arriving at the meeting site will not be admitted unless the Company can verify ownership as of the record date as described above or by some other means.
      Q: How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the 2005 Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to James J. Kim, Amkor’s Chief Executive Officer, and Kenneth T. Joyce, Amkor’s Chief Financial Officer, to vote your shares on such matters at their discretion.
      Q: How and when may I submit proposals for the 2006 Annual Meeting next year?

A:	To have your proposal included in our proxy statement for the 2006 Annual Meeting, you must submit your proposal in writing on or before March 31, 2006 to Amkor’s Secretary, c/o Amkor Technology, Inc., 1900 South Price Road, Arizona 85248.

If you submit a proposal for the 2006 Annual Meeting after June 14, 2006, the proxy for the 2006 Annual Meeting may confer upon management discretionary authority to vote on your proposal.

You should also be aware of certain other requirements you must meet to have your proposal brought before the 2006 Annual Meeting, and these requirements are explained in Rule 14a-8 of the Securities Exchange Act of 1934.
      Q: Who is soliciting proxies?

A:	This solicitation of proxies is made by the Board of Directors, and all related costs will be borne by Amkor.

We have retained the services of Georgeson Shareholder to aid in the distribution of annual meeting materials to brokers, bank nominees and other institutional owners. We estimate we will pay Georgeson Shareholder a fee of approximately $4,000 for such services.

Proxies may also be solicited by certain of Amkor’s officers and regular employees, without additional compensation, in person or by telephone or facsimile.

PROPOSAL ONE
ELECTION OF DIRECTORS
      There are nine candidates nominated for election to the Board of Directors (“Board of Directors” or “Board”) this year, six of our incumbent directors and three additional director nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nine nominees named below. Each nominee has consented to be named a nominee in this proxy statement and to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees identified below as possible (and, if additional nominees have been designated by the Board to fill any vacancies, in such manner as to elect such additional nominees). All directors are elected annually and serve a one-year term until our next annual meeting, or until their successor is duly elected. We expect that each nominee will be able to serve as a director.
Required Vote
      Directors are elected by a plurality of votes cast, so the nine candidates receiving the highest number of affirmative votes cast will be elected as directors. Votes withheld and broker non-votes are not counted toward the total votes cast in favor of a nominee.
Your Board unanimously recommends a vote FOR the
election of each of the nominees for director below.
Nominees for the Board of Directors
      The following table sets forth the names and the ages as of June 30, 2005 of our six incumbent directors who are being nominated for re-election to the Board of Directors and three additional nominees for election to the Board of Directors.

Name	Age	Position

Incumbent Directors Nominated for Re-Election:
James J. Kim	69	Chief Executive Officer and Chairman
John N. Boruch	63	President, Chief Operating Officer and Director
Winston J. Churchill(1)(2)(3)(4)	64	Director
Gregory K. Hinckley(2)(4)	58	Director
Juergen Knorr(4)	72	Director
James W. Zug(2)(3)(4)	64	Director
Additional Nominees for Election to the Board:
Albert J. Hugo-Martinez(4)(5)	59	Nominee for Director
John T. Kim(6)	36	Nominee for Director
Constantine N. Papadakis(4)(7)	59	Nominee for Director

(1)	Member of Compensation Committee.

(2)	Member of Audit Committee.

(3)	Member of Nominating and Governance Committee.

(4)	Independent directors or independent nominees for director, as determined by the board of directors.

(5)	Nominee recommended by an executive officer other than the chief executive officer and approved by the Nominating and Governance Committee for inclusion on the enclosed proxy card.

(6)	Nominee recommended by the chief executive officer and approved by the Nominating and Governance Committee for inclusion on the enclosed proxy card.

(7)	Nominee recommended by a non-management director and approved by the Nominating and Governance Committee for inclusion on the enclosed proxy card.

Biographies of Nominees and Current Directors
      James J. Kim. James J. Kim, 69, has served as our Chief Executive Officer and Chairman since September 1997. Mr. Kim founded our predecessor, Amkor Electronics, Inc., in 1968 and served as its Chairman from 1970 to April 1998. Mr. Kim is a director of Electronics Boutique Holdings Corp., an electronics retail chain. Mr. James Kim is the brother of Jooho Kim, our Executive Vice President of Corporate Strategy, and the father of John Kim, a nominee for director.
      John N. Boruch. John N. Boruch, 63, was reappointed as our President and Chief Operating Officer in September 2004, after serving as Vice Chairman since January 2004. He has been a director since 1997. Mr. Boruch joined Amkor in 1984, and from 1984 to 1992 he was Corporate Vice President in charge of sales. He was named President in February 1992 and Chief Operating Officer in September 1997. Prior to joining Amkor, Mr. Boruch was with Motorola, a communications and electronics company, for 18 years. Mr. Boruch earned a B.A. in Economics from Cornell University. Mr. Boruch is also a director of the Fabless Semiconductor Association.
      Winston J. Churchill. Winston J. Churchill, 64, has been a director of Amkor since July 1998. Mr. Churchill is a managing general partner of SCP Private Equity Partners, which manages private equity funds for institutional investors. Mr. Churchill is also Chairman of CIP Capital Management, Inc., an SBA licensed private equity fund. Previously, Mr. Churchill was a managing partner of Bradford Associates, which managed private equity funds on behalf of Bessemer Securities Corporation and Bessemer Trust Company. From 1967 to 1983 he practiced law at the Philadelphia firm of Saul, Ewing, Remick & Saul where he served as Chairman of the Banking and Financial Institutions Department, Chairman of the Finance Committee and was a member of the Executive Committee. Mr. Churchill is a director of Auxilium Pharmaceuticals, Inc., Griffin Land and Nurseries, Inc., Innovative Solutions and Support, Inc. and of various SCP portfolio companies. In addition, he serves as a director of a number of charities and as trustee of educational institutions including Fordham University, Georgetown University, the Gesu School and the Young Scholars Charter School. From 1989 to 1993, Mr. Churchill served as Chairman of the Finance Committee of the Pennsylvania Public School Employees’ Retirement System.
      Gregory K. Hinckley. Gregory K. Hinckley, 58, has been a director of our company since November 1997. Mr. Hinckley has served as Director, President and Chief Operating Officer of Mentor Graphics Corporation, an electronics design automation software company, since November 2000. From January 1997 until November 2000, he held the position of Executive Vice President, Chief Operating Officer and Chief Financial Officer of Mentor Graphics Corporation. From November 1995 until January 1997, he held the position of Senior Vice President with VLSI Technology, Inc., a manufacturer of complex integrated circuits. From August 1992 until December 1996, Mr. Hinckley held the position of Vice President, Finance and Chief Financial Officer with VLSI Technology, Inc. He is a member of the board of directors of Unova, Inc. and Arcsoft, Inc.
      Juergen Knorr. Juergen Knorr, 72, has been a director of Amkor since February 2001. Dr. Knorr is the former CEO and Group President of Siemens Semiconductor Group, a semiconductor company, and a former Member of the Executive Board of Siemens AG. Following his retirement from Siemens in 1996, Dr. Knorr has taken an active role in advancing the European semiconductor industry as a member of the Joint European Submicron Silicon Initiative, as past president of the European Electronics Components Manufacturer Association, and as president and chairman of Micro Electronics Development for European Applications (MEDEA).
      James W. Zug. James W. Zug, 64, has been a director of Amkor since January 2003. Mr. Zug retired from PricewaterhouseCoopers LLP in 2000 following a 36-year career at PricewaterhouseCoopers and Coopers & Lybrand, both public accounting firms. From 1998 until his retirement, Mr. Zug was Global Leader — Global Deployment for PricewaterhouseCoopers. From 1993 to 1998 Mr. Zug was Managing Director International for Coopers & Lybrand. He also served as audit partner for a number of public companies over his career. PricewaterhouseCoopers is Amkor’s independent accounting firm; however, Mr. Zug was not involved with servicing Amkor during his tenure at PricewaterhouseCoopers. Mr. Zug serves on the boards of directors of Brandywine Group of mutual funds and Teleflex, Inc. Mr. Zug served on the boards of directors of SPS Technologies, Inc. and Stackpole Ltd. prior to the sale of both of these companies in 2003.
      Albert J. Hugo-Martinez. Albert J. Hugo-Martinez, 59, is a nominee for director of Amkor. Since February 2000, Mr. Hugo-Martinez has served as Chief Executive Officer of Hugo-Martinez Associates, a consulting and advisory firm. From February 1999 to February 2000, he served as Chairman and Chief Executive Officer of Network Webware, Inc., an Internet software company. From March 1996 until November 1999, he served as President and Chief Executive Officer and a member of the board of directors of GTI Corporation, a manufacturer of ISDN-ADSL and local area network subcomponents. From 1988 to 1995 he served as President and Chief Executive Officer of Applied Micro Circuits Corporation, and from 1979 to 1987 he served as Executive Vice President and Chief Operating Officer of Burr Brown Corporation. Mr. Hugo-Martinez is also a member of the board of directors of Microchip Technology, Inc., a former member of the board of directors of On Semiconductor Corporation and former Chairman of the board of directors of Ramtron International Corporation.
      John T. Kim. John T. Kim, 36, is a nominee for director of Amkor. Mr. Kim is currently our Director of Corporate Development, and he has served in various other positions since 1992 as an Amkor employee and as an employee of our predecessor, Amkor Electronics, Inc., including as Director of Investor Relations. Mr. John Kim is the son of James J. Kim, our Chief Executive Officer and Chairman, and the nephew of Jooho Kim, our Executive Vice President of Corporate Strategy.
      Constantine N. Papadakis. Constantine N. Papadakis, 59, is a nominee for director of Amkor. Dr. Papadakis is President of Drexel University, a position he has held since 1995. From 1986 to 1995, Dr. Papadakis was Dean of the College of Engineering at the University of Cincinnati, and from 1984 to 1986 he was Professor and Head of the Civil Engineering Department of Colorado State University. Prior to returning to academia, Dr. Papadakis served as Vice President of Tetra Tech Inc., a Honeywell subsidiary; as Vice President of STS Consultants, Ltd.; and as Chief Civil Engineer with Bechtel Power Corporation. He presently serves on the boards of directors of Sovereign Bank, Inc., Aqua America, Met-Pro Corporation and Mace Security International, Inc. as well as the Philadelphia Stock Exchange and various charitable and civic organizations.
      Thomas D. George. Thomas D. George, 64, has been a director of our company since November 1997. Mr. George was Executive Vice President, and President and General Manager, Semiconductor Products Sector (“SPS”) of Motorola, Inc., from April 1993 to May 1997. Prior to that, he held several positions with Motorola, Inc., including Executive Vice President and Assistant General Manager, SPS, from November 1992 to April 1993 and Senior Vice President and Assistant General Manager, SPS, from July 1986 to November 1992. Mr. George is currently retired and is a director of Ultratech Stepper. We thank Mr. George for his years of service to Amkor and wish him well following the election of the new directors at our Annual Meeting.
Director Compensation
      We do not compensate directors who are also employees or officers of our company for their services as directors. Non-employee directors, however, are eligible to receive: (1) an annual retainer of $25,000, (2) $2,000 per meeting of the board of directors that they attend, (3) $2,000 per meeting of a committee of the board of directors that they attend or $3,000 for committee chairs and (4) $500 per non-regularly scheduled telephonic meeting of the board of directors in which they participate. We also reimburse non-employee directors for travel and related expenses incurred by them in attending board and committee meetings.
      1998 Director Option Plan: Our board of directors adopted the 1998 Director Option Plan (the “Director Plan”) in January 1998. A total of 300,000 shares of common stock have been reserved for issuance under the Director Plan. The option grants under the Director Plan are automatic and non-discretionary. As of January 1, 2003, the Director Plan provides for an initial grant of options to purchase 20,000 shares of common stock to each new non-employee director of the company when such individual first becomes an outside director. In addition, each non-employee director will automatically be granted subsequent options to purchase 10,000 shares of common stock on each date on which such director is re-elected by the stockholders of the company, provided that as of such date such director has served on the board of directors for at least six months. The exercise price of the options is 100% of the fair market value of the common stock on the grant date. The term of each option is ten years and each option granted to a non-employee director vests over a three year period. The Director Plan will terminate in January 2008 unless sooner terminated by the board of directors. As of December 31, 2004, there are no shares available for future grant under the Director Plan. However, future grants to non-employee directors may be granted under the 1998 Stock Plan.

      If all or substantially all of our assets are sold to another entity or we merge with or into another corporation or entity, the acquiring entity or corporation may either assume all outstanding options under the Director Plan or may substitute equivalent options. Following an assumption or substitution, if the director is terminated other than upon a voluntary resignation, any assumed or substituted options will vest and become exercisable in full. If the acquiring entity does not either assume all of the outstanding options under the Director Plan or substitute an equivalent option, each option issued under the Director Plan will immediately vest and become exercisable in full.
BOARD MEETINGS & COMMITTEES
      Our Board of Directors meets approximately four times a year in regularly scheduled meetings, but will meet more often if necessary. The Board held six meetings and acted by unanimous written consent on two occasions during 2004. Each director attended at least 75% of all board and applicable committee meetings. The Board has determined that each of Messrs. Churchill, George, Hinckley, Hugo-Martinez, Knorr, Papadakis and Zug is independent under the listing standards of the NASDAQ Stock Market.
      The Board has established a compensation committee, an audit committee and a nominating and governance committee. All members of the committees are appointed by the Board and are independent under the listing standards of the NASDAQ Stock Market.

Compensation Committee
      The Compensation Committee is currently comprised of Mr. Churchill and Mr. Thomas George. The Compensation Committee: (1) reviews and approves annual salaries, bonuses, and grants of stock options pursuant to our 1998 Stock Plan and our 2003 Nonstatutory Inducement Grant Stock Plan and (2) reviews and approves the terms and conditions of all employee benefit plans or changes to these plans. During 2004, the Compensation Committee met three times apart from regular meetings with the entire Board of Directors.

Audit Committee
      The Audit Committee is comprised of Messrs. Churchill, Hinckley and Zug, all of whom meet the experience requirements set forth in the Nasdaq rules. The Board has determined that two of our three Audit Committee members, Messrs. Hinckley and Zug, qualify as audit committee financial experts as defined by the SEC. All three members of the Audit Committee are independent as defined by the SEC. Among other responsibilities, the Audit Committee: (1) approves the hiring of the independent accountants and pre-approves all audit engagement fees, (2) pre-approves non-audit services provided to the Company by the independent accountants (or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible), (3) oversees the work of the independent accountants, (4) reviews and provides guidance with respect to the external audit and the Company’s relationship with its independent accountants, (5) reviews and discusses with management and the independent accountants the contents of the Company’s periodic reports and earnings releases, (6) reviews and approves in advance any proposed related-party transactions, (7) discusses with management and internal audit representatives the activities, organizational structure and qualifications of the Company’s internal audit function and (8) reviews any reports by management or internal auditors regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls. The Board has adopted a written charter for the Audit Committee which is available on our website at www.amkor.com. The Audit Committee met ten times in 2004 apart from regular meetings with the entire board. In connection with the execution of the responsibilities of the Audit Committee, including the review of the company’s quarterly earnings prior to the public release of the information, the Audit Committee members communicated throughout 2004 with the company’s management and independent accountants.

Nominating and Governance Committee
      The Nominating and Governance Committee is comprised of Messrs. Churchill and Zug. The Nominating and Governance Committee assesses prospective candidates for the Board, makes recommendations to the entire Board with regard to such candidates, evaluates the composition, organization, and governance of the Board and its committees, and makes recommendations for the board’s review with regard to the same. The Board has adopted a written charter for the Nominating and Governance Committee which is available on our website at www.amkor.com. The Nominating and Governance Committee met two times during 2004 apart from regular meetings with the entire board.
      The Nominating and Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of our company at the time nominees are considered. The Nominating and Governance Committee considers factors including character, judgment, independence, age, expertise, diversity of experience, length of service and other commitments.
      The Nominating and Governance Committee will consider the above factors for nominees identified by the Nominating and Governance Committee itself. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of nomination. The Nominating and Governance Committee does not currently use the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, the committee may use such services in the future, as it deems necessary or appropriate at the time in question.
      It is the policy of the Nominating and Governance Committee to consider both recommendations and nominations for candidates to the Board from stockholders. Stockholders wishing to recommend a candidate for consideration by the Nominating and Governance Committee as nominees for election to the Board of Directors can do so by writing to our Corporate Secretary at our principal executive offices giving each such candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Amkor within the last three years, written indication of the candidate’s willingness to serve if elected, and evidence of the nominating person’s ownership of Amkor stock.

Communications with the Board of Directors
      Although we do not currently have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors by writing to us at Amkor Technology, Inc., Attn. Investor Relations, 1900 South Price Road, Chandler, Arizona 85248. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Annual Meeting Attendance
      Six of our incumbent directors attended the 2004 annual meeting of stockholders.
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors currently consists of Mr. Winston Churchill (Chairman) and Mr. Thomas George. No member of the Compensation Committee during 2004 was an employee of Amkor or any of its subsidiaries. Each member meets the definition of “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
      The Compensation Committee has overall responsibility for Amkor’s executive compensation policies and practices. The Compensation Committee’s functions include:

•	Reviewing and making recommendations to the Board of Directors regarding the compensation policy for the executive officers and directors of the Company, and such other officers of the Company as directed by the Board.

•	Granting awards to executive officers under our stock option incentive plans.

•	Reviewing and making recommendations to the Board of Directors regarding compensation goals and guidelines for our employees and criteria by which bonuses to our employees are determined.

•	Administering our 1998 Stock Plan, its Employee Stock Purchase Plan and the 2003 Nonstatutory Inducement Grant Stock Plan.

Compensation Philosophy
      Amkor’s compensation philosophy is to attract and retain top talent within the electronics industry through a multifaceted compensation approach. This includes aligning base pay with companies with whom we compete for top talent. These companies are within both the semiconductor and printed circuit board manufacturing sectors. Our approach to total cash compensation is that it should vary with Amkor’s performance in attaining its financial and operational objectives. We have an incentive program for all employees which is proportional to our profitability. In addition, we have an executive bonus program that is based on annual operational performance.

Salaries
      It is the Compensation Committee’s objective to establish base salaries at levels that are comparable to those paid to executives with comparable qualifications, experience and responsibilities at other companies in the electronics industry, including semiconductor and printed circuit board companies. The Compensation Committee believes that it is necessary to attract and retain the leaders in the electronics industry, as Amkor competes with these companies for executive talent. At the end of the fiscal year, each executive officer was reviewed by Mr. Kim. The review of executive officers made in fiscal 2004 for performance related to their specific function within the organization and results achieved by them relative to key performance factors. The Compensation Committee reviewed independently these recommendations and approved, with any modifications that it deemed appropriate, the annual salary, including salary increases, for the executive officers. Industry, peer group and national survey results were also considered in making salary determinations to maintain parity of our pay practices within the electronics industry.

Compensation for the Chief Executive Officer
      In fiscal 2004, James J. Kim served as the Chairman of the Board and Chief Executive Officer of Amkor. The Compensation Committee’s criteria for determining Mr. Kim’s compensation were driven by several factors: the competitive marketplace, our position in the rapidly evolving technology sector in which it operates, our operating and financial performance in 2004 and, most importantly, Mr. Kim’s leadership and establishment and implementation of strategic direction for Amkor.
      The Compensation Committee believes that Mr. Kim’s performance throughout the fiscal year ended December 31, 2004 was outstanding and that he continues to demonstrate highly effective leadership.

Annual Incentive Compensation
      Each executive officer’s performance, as well as their total cash compensation on a peer-market level, was evaluated by the Compensation Committee to determine the appropriate cash bonus award. Additionally, industry standards regarding cash bonuses as a percentage of total base pay were reviewed to ensure alignment within the industry.

Executive Incentive Bonus Plan
      An executive incentive plan was established by the Compensation Committee in 1999. This Executive Incentive Bonus Plan (the “EIBP”), is a cash based incentive bonus program. The purpose of this plan is to align executive officers’ as well as key employees’ performance with Amkor’s objectives and operating income and revenue growth. The EIBP establishes performance targets for each of these three measures, and determines, by individual, the targeted bonus level for performance.

Employee Profit Sharing Plan
      Most of our employees are eligible to participate in a cash bonus program which is proportional to corporate profitability. Annually, a percentage of our profit before taxes is allocated to the profit sharing pool. This allocation is distributed as a percentage of employees’ base pay, to eligible participants within our company.

Long-Term Incentive Compensation
      Long-term incentive compensation currently consists solely of stock options. The Compensation Committee is responsible for the administration of our stock option program. Option grants are made under the

1998 Stock Option Plan, as amended, at the fair market price on the date of grant and expire up to ten years after the date of the grant. The Compensation Committee believes that stock options are a competitive necessity in the electronics industry.
      As a general rule, the Compensation Committee believes that a certain portion of the compensation package for all Executive Officers should be based on long-term incentives.

Winston J. Churchill, Chair

Thomas D. George
REPORT OF THE AUDIT COMMITTEE
      The role of the Audit Committee is to review Amkor’s financial reporting process on behalf of the Board of Directors. The Audit Committee is comprised solely of independent directors, as defined in the NASDAQ listing standards, and it operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.
      The Audit Committee’s overall responsibility is one of oversight. Management is responsible for Amkor’s consolidated financial statements as well as for maintaining effective internal controls over financial reporting, disclosure controls and procedures, compliance with laws and regulations and applicable ethical business standards. The independent accountants are responsible for performing audits of Amkor’s consolidated financial statements, management’s assessment of Amkor’s internal control over financial reporting and of the effectiveness of such internal controls in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing reports thereon. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their audits and the overall quality of the Company’s financial reporting.
      In performing its oversight function, the Audit Committee considered and discussed Amkor’s consolidated financial statements and management’s report on internal control over financial reporting with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards, as amended, including Statement of Auditing Standards No. 61, Communication with Audit Committees, and the PCAOB standards.
      The Audit Committee discussed with the independent accountants their independence from Amkor and its management and obtained the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee considered whether the provision of non-audit services by Amkor’s independent accountants is compatible with maintaining the independent accountants’ independence. The Audit Committee concluded that the independent accountants are independent from Amkor and its management.
      Based on all of the foregoing, the Audit Committee recommended to the Board of Directors that Amkor’s consolidated financial statements and management’s report on internal control over financial reporting along with the related reports of our independent accountants be included in Amkor’s Annual Report on Form 10-K/ A and be filed with the Securities and Exchange Commission. The Audit Committee also selected PricewaterhouseCoopers LLP as the independent accountants for Amkor for fiscal 2005.
      The foregoing report has been furnished by the following directors and members of the Audit Committee:

James W. Zug, Chair

Winston J. Churchill

Gregory K. Hinckley

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      During fiscal 2004, the Compensation Committee consisted of Mr. Churchill and Mr. Thomas George. No member of the Compensation Committee was an officer or employee of Amkor or any of Amkor’s subsidiaries during fiscal 2004, or had any relationship requiring disclosure below under “Certain Relationships and Related Transactions.” None of Amkor’s Compensation Committee members or executive officers has served on the board of directors or on the compensation committee of any other entity one of whose executive officers served on our board of directors or on our Compensation Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employee Family Members of our Executive Officers
      Jooho Kim is a brother of James J. Kim, our Chief Executive Officer and Chairman of the Board, and is employed as our Executive Vice President of Corporate Strategy. Mr. Jooho Kim’s compensation benefits are disclosed under the heading “Executive Compensation.” Mr. Jooho Kim, together with his children, own 19.2% of Anam Information Technology, Inc., a company that provides computer hardware and software components to Amkor Technology Korea, Inc. (a subsidiary of Amkor). During 2004, purchases from Anam Information Technology, Inc. totaled $1.2 million. Mr. Jooho Kim, together with his wife and children, own 96.1% of Jesung C&M, a company that provides cafeteria services to Amkor Technology Korea, Inc. During 2004, Jesung C&M’s revenues derived from Amkor totaled $6.4 million.
      John T. Kim, nominee for director, is the son of James J. Kim and is employed as our Director of Corporate Development. Mr. John T. Kim’s base salary was $120,000 in 2004. Mr. John T. Kim earned no bonus and was granted no stock options in 2004 or 2003.
      Catherine Loucks Boruch is the wife of John Boruch, our President, Chief Operating Officer and Director, and is employed as our Senior Vice President, Human Resources. Ms. Loucks’ base salary, fringe benefits and bonus earned were $215,250, $7,232 and $0, respectively, in 2004. Ms. Loucks’ bonus earned in 2003 was $75,000 and was paid during 2004. During 2004, Ms. Loucks was granted 15,000 stock options for which the exercise price was equal to the fair market value of Amkor common stock on the date of grant.

Other Related Party Transactions
      As of June 30, 2005, Mr. James J. Kim and members of his immediate family, including Mr. John T. Kim, nominee for director, beneficially owned approximately 42.5% of our outstanding common stock, including shares of our common stock subject to options that will be exercisable within 60 days of that date.
      Dongan Engineering Co., Ltd. is 100% owned by JooCheon Kim, a brother of James J. Kim. Mr. JooCheon Kim is not an employee of Amkor. Dongan Engineering Co., Ltd. provides construction and maintenance services to Amkor Technology Korea, Inc. and Amkor Technology Philippines, Inc., both subsidiaries of Amkor. During 2004, these Amkor subsidiaries purchased $3.0 million of services from Dongan Engineering Co., Ltd.
      We purchase leadframe inventory from Acqutek. James J. Kim, our Chairman and Chief Executive Officer, has an ownership interest in Acqutek of approximately 17.7% at December 31, 2004. Total purchases from Acqutek were $11.8 million during 2004.
      We have entered into indemnification agreements with our officers and directors. These agreements contain provisions which may require us, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature). We also agreed to advance them any expenses for proceedings against them that we agreed to indemnify them from.
      We lease office space in West Chester, Pennsylvania from trusts related to James J. Kim and John T. Kim. Amounts paid for space leased from these trusts in 2004 were $1.1 million. We subleased a portion of this space, and our 2004 sublease income includes $0.6 million from a company in which certain of our board members have ownership interests. In the second quarter of 2005, we vacated a substantial portion of the leased space and paid the trusts $710,000 to settle the then-remaining lease obligations associated with that space. We currently lease approximately 2,700 square feet of office space from these trusts.
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the “SEC”) and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish Amkor with copies of all forms that they file pursuant to Section 16(a).
      Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no other reports were required for such persons, Amkor believes that all Section 16(a) filing requirements applicable to our officers, directors and ten-percent stockholders were complied with in a timely fashion during 2004, with the exception of one report on Form 4 for each of the non-employee directors. Amkor failed to report, on behalf of directors Winston J. Churchill, Thomas D. George, Gregory K. Hinckley, Juergen Knorr and Jim W. Zug, and former director John B. Neff, a stock option grant that was granted on July 29, 2004. In each case, the required forms were not filed on a timely basis but have since been filed.
NAMED EXECUTIVE OFFICERS
      The following table sets forth the names and the ages as of June 30, 2005 of our Chief Executive Officer and our four other most highly compensated executive officers, which includes all of our executive officers as of December 31, 2004, plus information for an additional highly compensated employee who was not serving as one of our executive officers at the end of the last completed fiscal year (our “Named Executive Officers”).

Name	Age	Position

James J. Kim	69	Chief Executive Officer and Chairman
John N. Boruch	63	President, Chief Operating Officer and Director
Kenneth T. Joyce	58	Executive Vice President and Chief Financial Officer
Oleg Khaykin	40	Executive Vice President, Corporate Development and Flip Chip Operations
Jooho Kim	52	Executive Vice President, Corporate Strategy
Michael J. Lamble	49	Corporate Vice President, Worldwide Sales
      James J. Kim. For a brief biography on Mr. Kim, please see “Proposal One — Election of Directors — Nominees for the Board of Directors.”
      John N. Boruch. For a brief biography on Mr. Boruch, please see “Proposal One — Election of Directors — Nominees for the Board of Directors.”
      Kenneth T. Joyce. Kenneth T. Joyce, 58, has served as our Executive Vice President and Chief Financial Officer since July 1999. Prior to his election as our Chief Financial Officer, Mr. Joyce served as our Vice President and Operations Controller since 1997. Prior to joining Amkor, he was Chief Financial Officer of Selas Fluid Processing Corporation, a subsidiary of Linde AG. Mr. Joyce began his accounting career in 1971 at KPMG Peat Marwick. Mr. Joyce is a certified public accountant. Mr. Joyce earned a B.S. in Accounting from Saint Joseph’s University and an M.B.A. in Finance from Drexel University.
      Oleg Khaykin. Oleg Khaykin, 40, has served as our Executive Vice President of Corporate Development and Flip Chip Operations since joining Amkor in May 2003. Mr. Khaykin is also responsible for Amkor’s flip chip and Singapore test operations. Mr. Khaykin was appointed as an executive officer in January 2004. Prior to joining Amkor, Mr. Khaykin was the Vice President of Strategy and Business Development for Conexant Systems Inc./ Mindspeed Technologies, a company that designs, develops, and sells communication integrated circuits for networking applications. Mr. Khaykin also spent eight years working for The Boston Consulting Group (BCG), a strategic consulting firm. Mr. Khaykin earned a B.S. in Electrical and Computer Engineering with Highest University Honors from Carnegie Mellon University and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.
      Jooho Kim. Jooho Kim, 52, was appointed as an executive officer in January 2004. Mr. Kim has served as our Executive Vice President of Corporate Strategy since August 2004. Prior to his current appointment, Mr. Kim served as our Executive Vice President of Worldwide Manufacturing and Senior Vice President of Enterprise Infrastructure. Mr. Kim joined Amkor in February 2001 as Vice President of Business Technology. Prior to joining Amkor, Mr. Kim was President and Chief Executive Officer of Anam Telecom Inc. in Seoul, Korea. Mr. Kim earned a Bachelor in Law degree from KyungHee University, an M.B.A from Penn State University and a Ph.D. in Business Administration from the University of Colorado. Mr. Jooho Kim is the brother of James J. Kim, our Chief Executive Officer and Chairman, and the uncle of John Kim, a nominee for director.
      Michael J. Lamble. Michael J. Lamble, 49, has served as our Corporate Vice President of Worldwide Sales since August 2002. Beginning in September 1997, Mr. Lamble was our Senior Vice President of Sales. Mr. Lamble joined Amkor in December 1992. Prior to joining Amkor, Mr. Lamble was the Vice President and General Manager for the Materials Division at Heraeus Incorporated, a manufacturer of electronics products, responsible for U.S. manufacturing and sales from 1988 to 1992. Prior to 1988, Mr. Lamble headed US Sales & Marketing for Mitsui High-Tech, a producer of leadframes, interconnect assembly and precision tooling. Mr. Lamble earned a B.S. in Business from Santa Clara University.

EXECUTIVE COMPENSATION
      Summary Compensation. The following table sets forth compensation earned during each of the three years in the period ending 2004 by our Named Executive Officers as of December 31, 2004:
Summary Compensation Table

				Long Term
		Annual		Compensation
		Compensation		Securities	All Other
				Underlying	Compensation
Name	Year	Salary	Bonus(1)	Options(2)	(3)(4)

James J. Kim	2004	$826,667	$—	60,000	$11,985
Chief Executive Officer and	2003	790,000	2,150,000	1,000,000	9,970
Chairman	2002	790,000	—	250,000	8,922
John N. Boruch	2004	607,500	—	60,000	13,076
President, Chief Operating	2003	580,000	580,000	1,125,000	10,677
Officer and Director	2002	580,000	—	225,000	9,794
Kenneth T. Joyce	2004	293,333	—	45,000	9,992
Executive Vice President and	2003	273,923	200,000	250,000	9,834
Chief Financial Officer	2002	235,000	—	70,000	8,754
Oleg Khaykin	2004	269,231	—	50,000	5,606
Executive Vice President,	2003	165,000	75,000	—	234
Corporate Development	2002	—	—	—	—
Jooho Kim	2004	264,616	—	150,000	12,830
Executive Vice President of	2003	200,000	75,000	—	6,468
Corporate Strategy	2002	200,000	—	—	6,468
Michael J. Lamble	2004	288,750	—	25,000	16,304
Corporate Vice President,	2003	275,000	125,000	260,000	17,883
Worldwide Sales	2002	257,692	—	50,000	6,468

(1)	Bonus amounts include incentive compensation earned in the year indicated but that were approved by our board of directors and paid in the following year. Payments under the Employee Profit Sharing Plan are for the year indicated and related to the prior year’s results. No incentive compensation was earned in 2004 or 2002. 2003 bonus amounts were paid in 2004.

(2)	Long-term compensation represents stock options issued under the 1998 Stock Plan during the year.

(3)	All other compensation for all of the named executives includes $6,000 paid to each executive’s 401(k) plan in each year; except Oleg Khaykin who was paid $2,798 in 2004. Mr. Khaykin began his employment with Amkor in May 2003 and was not eligible for the 401(k) matching company contribution in that year.

(4)	All other compensation includes a reimbursement for vehicle expenses and a $468 premium for $300,000 of term life insurance for which Amkor is not the beneficiary.

OPTION GRANTS IN FISCAL 2004
      The following table provides information concerning each grant of options to purchase our common stock made during 2004 to our Named Executive Officers as of December 31, 2004:

	Individual Grants					Potential Realizable Value
						Minus Exercise Price at
	Number of		% of Total			Assumed Annual Rates of
	Securities		Options	Exercise		Stock Price Appreciation for
	Underlying		Granted to	Price Per		Option Term(2)
	Options		Employees in	Share	Expiration
Name	Granted(1)		Fiscal Year	($/sh)	Date	5%	10%

James J. Kim	60,000	(1)	2.0%	$5.31	11/12/14	$200,366	$507,766
Chief Executive Officer and Chairman
John N. Boruch	60,000	(1)	2.0%	5.31	11/12/14	200,366	507,766
President, Chief Operating Officer and Director
Kenneth T. Joyce	45,000	(1)	1.5%	5.31	11/12/14	150,274	380,825
Executive Vice President and Chief Financial Officer
Oleg Khaykin	50,000	(1)	1.7%	5.31	11/12/14	166,972	423,139
Executive Vice President, Corporate Development
Jooho Kim	130,000	(1)	4.3%	17.39	1/30/14	1,421,742	3,602,974
Executive Vice President of	20,000	(1)	0.7%	5.31	11/12/14	66,789	169,255
Corporate Strategy
Michael J. Lamble	25,000	(1)	0.8%	4.93	10/27/14	77,511	196,429
Corporate Vice President, Worldwide Sales

(1)	25% of shares subject to the option become exercisable one year after the date of grant and an additional 1/48 of such shares subject to the option becoming exercisable each month thereafter.

(2)	Potential realizable value is based on the assumption that: (1) our common stock will appreciate at the compound annual rate shown from the date of grant until the expiration of the option term and (2) that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. We assume stock appreciation of 5% and 10% pursuant to rules promulgated by the Securities and Exchange Commission, and these percentages do not reflect our estimate of future stock price growth.

YEAR-END OPTION VALUES
      The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by our Named Executive Officers as of December 31, 2004. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of our common stock.

			Number of Securities		Dollar Value of
			Underlying Unexercised		Unexercised In-The-Money
			Options at		Options at
	Shares		December 31, 2004		December 31, 2004
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

James J. Kim	—	—	1,000,000	60,000	$—	$89,400
Chief Executive Officer and Chairman
John N. Boruch	—	—	1,272,735	60,000	54,418	89,400
President, Chief Operating Officer and Director
Kenneth T. Joyce	—	—	273,000	45,000	—	67,050
Executive Vice President and Chief Financial Officer
Oleg Khaykin	—	—	160,000	50,000	—	74,500
Executive Vice President, Corporate Development
Jooho Kim	—	—	160,750	20,000	—	29,800
Executive Vice President of Corporate Strategy
Michael J. Lamble	—	—	400,704	25,000	44,123	46,750
Corporate Vice President, Worldwide Sales

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
      The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock as of June 30, 2005 by:

•	each person or entity who is known by us to beneficially own 5% or more of our outstanding common stock;

•	each of our directors and each nominee for director; and

•	each Named Executive Officer and other executive officer as of fiscal year end.

Name and Address	Number of Shares(a)	Percentage Ownership(a)

James J. Kim Family Control Group(b)(c)(d)	75,442,642	42.5%
c/o Amkor Technology, Inc. 1900 South Price Road Chandler, Arizona 85248
John T. Kim(d)(e)	20,718,688	11.7%
c/o Amkor Technology, Inc. 1900 South Price Road Chandler, Arizona 85248
John N. Boruch(f)	1,412,298	*
Michael J. Lamble(g)	406,954	*
Kenneth T. Joyce(h)	294,279	*
Jooho Kim(i)	167,800	*
Oleg Khaykin(j)	160,000	*
Winston J. Churchill(k)	69,534	*
Gregory K. Hinckley(l)	60,334	*
James W. Zug(m)	58,434	*
Thomas D. George(n)	58,334	*
Dr. Juergen Knorr(o)	33,334	*
Albert J. Hugo-Martinez(p)	17,000	*
Constantine N. Papadakis	0	*
All directors, Named Executive Officers and other executive officers (12 persons)(q)	78,163,943	43.4%

*	Represents less than 1%

(a)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any share over which the individual or entity has voting power or investment power. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that will be exercisable on or before August 29, 2005 are deemed outstanding. Unless otherwise indicated, each person or entity has sole voting and investment power with respect to shares shown as beneficially owned.

(b)	Includes 29,727,094 shares held by James J. and Agnes C. Kim; 50,000 shares held by the Trust of James J. Kim dated May 6, 2004 established for the benefit of James J. Kim’s grandchildren, with James J. Kim as the Trustee; 150,000 shares held by James J. Kim dated May 5, 2004 established for the benefit of the James and Agnes Kim Foundation, with James J. Kim as the Trustee; 139,516 shares issuable upon the conversion of convertible debt held by Mrs. Kim that is convertible on or before August 29, 2005; 14,457,344 shares held by the David D. Kim Trust of December 31, 1987; 13,957,344 shares held by the John T. Kim Trust of December 31, 1987; 500,000 shares held by the Trust of John T. Kim dated October 27, 2004 established for the benefit of John T. Kim’s minor children, with John T. Kim as the Trustee; 6,257,344 shares held by the Susan Y. Kim Trust of December 31, 1987; and 8,200,000 shares held by the Trust of Susan Y. Kim dated April 16, 1998 established for the benefit of Susan Y. Kim’s minor children, with Susan Y. Kim as the Trustee. James J. and Agnes C. Kim are husband and wife and, accordingly, each may be deemed to beneficially own shares of our common stock held in the name of the other. David D. Kim, John T. Kim and Susan Y. Kim are children of James J. and Agnes C. Kim. Each of the David D. Kim Trust of December 31, 1987, John T. Kim Trust of December 31, 1987 and Susan Y. Kim Trust of December 31, 1987 has in common Susan Y. Kim and John F.A. Earley as co-trustees, in addition to a third trustee (John T. Kim in the case of the Susan Y. Kim Trust and the John T. Kim Trust, and David D. Kim in the case of the David D. Kim Trust) (the trustees of each trust may be deemed to be the beneficial owners of the shares held by such trust). All of the above-referenced trusts, together with their respective trustees and James J. and Agnes C. Kim may be considered a “group” under Section 13(d) of the Exchange Act on the basis that the trust agreement for each of these trusts encourages the trustees of the trusts to vote the shares of our common stock held by them, in their discretion, in concert with James Kim’s extended family. This group may be deemed to have beneficial ownership of 75,442,642 shares or approximately 42.5% of the outstanding shares of our common stock. Each of the foregoing persons stated that the filing of their beneficial ownership reporting statements shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of the shares of our common stock reported as beneficially owned by the other such persons.

(c)	Includes 1,000,000 shares issuable upon the exercise of stock options that are exercisable by Mr. James J. Kim on or before August 29, 2005.

(d)	Includes 4,000 shares issuable upon the exercise of stock options that are exercisable by Mr. John T. Kim on or before August 29, 2005.

(e)	Includes 13,957,344 shares held by the John T. Kim Trust of December 31, 1987; 500,000 shares held by the Trust of John T. Kim dated October 27, 2004 established for the benefit of John T. Kim’s minor children, with John T. Kim as the Trustee; and 6,257,344 shares held by the Susan Y. Kim Trust of December 31, 1987, with John T. Kim as co-trustee (the trustees of each trust may be deemed to be the beneficial owners of the shares held by such trust). All of the above referenced shares are also included in the beneficial ownership of the James J. Kim Family Control Group. See note (b) to this table.

(f)	Includes 1,272,735 shares issuable upon the exercise of stock options that are exercisable by Mr. Boruch on or before August 29, 2005 and 78,157 shares issuable upon the exercise of stock options that are exercisable by Mr. Boruch’s spouse on or before August 29, 2005.

(g)	Represents 406,954 shares issuable upon the exercise of stock options that are exercisable by Mr. Lamble on or before August 29, 2005.

(h)	Includes 273,000 shares issuable upon the exercise of stock options that are exercisable by Mr. Joyce on or before August 29, 2005.

(i)	Includes 160,750 shares issuable upon the exercise of stock options that are exercisable by Mr. Jooho Kim on or before August 29, 2005.

(j)	Represents 160,000 shares issuable upon the exercise of stock options that are exercisable by Mr. Khaykin on or before August 29, 2005.

(k)	Includes 48,334 shares issuable upon the exercise of stock options that are exercisable by Mr. Churchill on or before August 29, 2005.

(l)	Includes 48,334 shares issuable upon the exercise of stock options that are exercisable by Mr. Hinkley on or before August 29, 2005.

(m)	Includes 26,667 shares issuable upon the exercise of stock options that are exercisable by Mr. Zug on or before August 29, 2005.

(n)	Includes 48,334 shares issuable upon the exercise of stock options that are exercisable by Mr. George on or before August 29, 2005.

(o)	Represents 33,334 shares issuable upon the exercise of stock options that are exercisable by Dr. Knorr on or before August 29, 2005.

(p)	Represents 17,000 shares held by the Hugo-Martinez Trust, of which Mr. Hugo-Martinez and his wife are trustees.

(q)	Includes 3,560,599 shares issuable upon the exercise of stock options that are exercisable on or before August 29, 2005.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
      The Audit Committee has approved the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent accountants for fiscal 2005.
      PricewaterhouseCoopers has served as our independent accountants since 2000. The Board of Directors expects that representatives of PricewaterhouseCoopers will attend the Annual Meeting to make a statement if they desire to do so, and such representatives are expected to be available to answer appropriate questions.
      The following table shows the fees paid or accrued by us for the fiscal years 2004 and 2003.

	Year Ended
	December 31,

	2004	2003

	(In thousands)
Audit fees	$2,800	$1,549
Audit-related fees(a)	382	56
Tax fees(b)	73	58
All other fees(c)	4	—

Total	$3,259	$1,663

(a)	“Audit-related fees” consist primarily of fees associated with employee benefit plan audits and accounting consultations, as well as due diligence related activity performed.

(b)	“Tax fees” consist primarily of fees associated with tax compliance services.

(c)	“All other fees” consist primarily of a PricewaterhouseCoopers LLP accounting reference software license.
      Our Audit Committee is required to pre-approve the audit and non-audit services performed by our independent accounting firm, PricewaterhouseCoopers LLP, in accordance with the Amkor Audit and Non-Audit Services Pre-Approval Policy. This policy provides for pre-approval of audit, audit-related, tax services and other services specifically described by the Audit Committee. The policy also provides for the general approval of additional individual engagements, which, if they exceed certain pre-established thresholds, must be separately approved by the Audit Committee. This policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any such pre-approval decisions must be reported to the Audit Committee. 100% of the above principal accountant services were approved by the Audit Committee during 2004, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
      We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.
REQUIRED VOTE
      The ratification of the selection of PricewaterhouseCoopers requires the affirmative vote of the holders of the majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.
Your Board unanimously recommends a vote FOR the ratification of appointment of
PricewaterhouseCoopers LLP as independent accountants for 2005.

STOCK PERFORMANCE GRAPH
Comparison of Five-Year Cumulative Total Return
      The following performance graph compares the monthly cumulative total stockholder return on Amkor common stock with the Standard & Poor’s 500 Stock Index and the Philadelphia Semiconductor Sector Index for the five years ended December 31, 2004. The graph is based on the assumption that $100 was invested on December 31, 1999 in each of Amkor common stock, the Standard & Poor’s 500 Stock Index and the Philadelphia Semiconductor Sector Index.
      The stock price performance graph depicted below shall not be deemed incorporated by reference by any general statement incorporating by reference this annual report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. The stock price performance on the graph is not necessarily an indicator of future price performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG AMKOR TECHNOLOGY, INC., THE S & P 500 INDEX
AND THE PHILADELPHIA SEMICONDUCTOR INDEX

*	$100 INVESTED ON 12/31/99 IN STOCK OR INDEX —

INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

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ANNUAL REPORT ON FORM 10-K/ A
      The Company’s annual report on form 10-K/ A for the fiscal year ended December 31, 2004 is being mailed prior to or with this proxy statement to stockholders entitled to notice of the meeting.
      THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES AS OF THE RECORD DATE WITH A COPY OF THE COMPANY’S 2004 ANNUAL REPORT ON FORM 10-K/ A, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT CHARGE, BY FIRST CLASS MAIL, WITHIN ONE BUSINESS DAY OF RECEIPT OF A WRITTEN OR ORAL REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE DIRECTED TO JOANNE SOLOMON, SECRETARY, AMKOR TECHNOLOGY, INC., 1900 SOUTH PRICE ROAD, CHANDLER, ARIZONA 85248, TELEPHONE: (480) 821-5000.

PROXY

AMKOR TECHNOLOGY, INC.
1900 South Price Road
Chandler, Arizona 85248

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS, AUGUST 24, 2005

     The undersigned hereby appoints James J. Kim and Kenneth T. Joyce the proxies (each with power to act alone and with power of substitution) of the undersigned to represent and vote the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Amkor Technology, Inc. to be held on August 24, 2005, and at any adjournment or postponement thereof, as hereinafter specified, and in their discretion, upon such other matters as may properly come before the Meeting.

1.	Election of Directors.

Nominees: John N. Boruch, Winston J. Churchill, Gregory K. Hinckley, Albert J. Hugo-Martinez, James J. Kim, John T. Kim, Juergen Knorr, Constantine N. Papadakis, James W. Zug

2.	Ratification of appointment of independent accountants.

     You are encouraged to specify your choice by marking the appropriate boxes on the reverse side. On matters which you do not specify a choice, your shares will be voted in accordance with the recommendation of Amkor’s Board of Directors. Please mark, sign, date and return this proxy promptly using the enclosed envelope.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒          Please mark your
               votes as in this
               example.

IF THIS CARD IS PROPERLY EXECUTED, SHARES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSAL 2.

Amkor’s Board of Directors recommends a vote FOR election of all nominees as directors and FOR Proposal 2.

1.	Election of Directors.

	(Please see reverse)	☐ FOR	☐ WITHHELD

For all nominee(s) except as written above

		FOR	AGAINST	ABSTAIN
2.	Ratification of appointment of independent accountants.	☐	☐	☐

     Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

End of Filing